Exhibit 32
WRITTEN STATEMENT
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
The undersigned hereby certify that the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed by Choice Hotels International, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

August 8, 2024	/s/ PATRICK S. PACIOUS
Patrick S. Pacious
President & Chief Executive Officer

August 8, 2024	/s/ SCOTT E. OAKSMITH
Scott E. Oaksmith
Chief Financial Officer